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Exhibit 99(D)

Exhibit D
Form of Notice of Withdrawal of Tender

NOTICE OF WITHDRAWAL OF TENDER
Regarding Interests In
Mellon Optima L/S Strategy Fund, LLC
Tendered Pursuant to the Offer to Purchase
Dated September 29, 2005

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, AND THIS LETTER OF TRANSMITTAL MUST BE
RECEIVED BY MELLON HEDGE ADVISORS, LLC EITHER BY MAIL OR BY
FAX BY 12:00 MIDNIGHT, EASTERN TIME, ON
THURSDAY, OCTOBER 27, 2005, UNLESS THE
OFFER IS EXTENDED.

Complete This Notice Of Withdrawal And Fax Or Mail To:

Mellon Optima L/S Strategy Fund, LLC
c/o Mellon Hedge Advisors, LLC
One Boston Place
024-0071
Boston, MA 02108

Attn: Anthony J. Mastrocola

For additional information:
Phone: (877) 257-0004
Fax: (617) 722-7367

MELLON OPTIMA L/S STRATEGY FUND, LLC

You are responsible for confirming that this Notice is received by MHA. To assure good delivery, please send this page to MHA and not to your Portfolio Manager.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

Mellon Private Wealth Management Account # (if applicable) :

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:
Signature:
(Signature of Owner(s) Exactly as Appeared on Investor Application)/Date
Print Name of Investor:

Joint Tenant Signature: (If joint tenants, both must sign.)
(Signature of Owner(s) Exactly as Appeared on Investor Application)/Date
Print Name of Joint Tenant:

FOR OTHER INVESTORS:
Print Name of Investor:

Signature:
(Signature of Owner(s) Exactly as Appeared on Investor Application)/Date
Print Name of Signatory and Title:

Co-Signatory if necessary:
(Signature of Owner(s) Exactly as Appeared on Investor Application)/Date
Print Name and Title of Co-Signatory:

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  Exhibit 99(D)